                                SCOPE INDUSTRIES

                           OFFER TO PURCHASE FOR CASH
                       200,000 SHARES OF ITS COMMON STOCK

               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                  EXPIRE AT 12:00 MIDNIGHT, LOS ANGELES TIME,
                     ON AUGUST 31, 1997 UNLESS THE OFFER IS
                         EXTENDED OR TERMINATED EARLIER

     Scope Industries, a California corporation (the "Company"), offers to purchase shares of its common stock, no par value (the "Shares"), at a single price, not greater than $52 nor less than $48 per Share, specified by tendering shareholders, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). The Company will purchase up to 200,000 Shares that are properly tendered at a single per Share price (not greater than $52 nor less than $48 per Share) determined pursuant to the Offer (the "Purchase Price") taking into account the number of Shares properly tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy a maximum of 200,000 Shares (or such lesser number as are properly tendered at prices within the stated range) pursuant to the Offer. The Company will purchase at the Purchase Price all Shares properly tendered at or below the Purchase Price and not withdrawn at the Purchase Price, net to the seller in cash, upon, the terms and subject to the conditions of the Offer, including the proration terms hereof.

     Shareholders are not obligated to tender or sell any Shares pursuant to the Offer. If more than 200,000 Shares are validly tendered, the Company will purchase Shares on a pro rata basis, except that qualifying Odd Lot Owners (as defined herein) will be given priority as described in Section 2 below.

                            ------------------------

               THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER
                           OF SHARES BEING TENDERED.

                            ------------------------

     The Shares are listed and principally traded on the American Stock Exchange, Inc. (the "ASE"). On July 9, 1997, the last trading day before the Company announced its intention to make the Offer, the closing per Share sales price as reported on the ASE was $51.375. The Company urges shareholders to obtain current market quotations for the Shares.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS RECOMMENDING THAT ANY SHAREHOLDER TENDER OR REFRAIN FROM TENDERING ANY SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. AS OF THE DATE OF THE OFFER, NONE OF THE COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

              THE DATE OF THIS OFFER TO PURCHASE IS JULY 14, 1997.

     TO TENDER SHARES PROPERLY, SHAREHOLDERS MUST COMPLETE THE SECTION OF THE LETTER OF TRANSMITTAL RELATING TO THE PRICE AT WHICH THEY ARE TENDERING SHARES.

                                   IMPORTANT

     To accept the Offer, shareholders must strictly comply with the instructions contained in the Letter of Transmittal. Any shareholder tendering Shares should either (1) complete and sign the Letter of Transmittal (or a facsimile copy thereof) and mail or deliver it, together with stock certificates representing the tendered Shares and any other required documents, to the Company at the address set forth below, or, if no stock certificates are being sent, follow the procedure for book-entry delivery set forth in Section 3; or
(2) request his or her broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him or her. A shareholder having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee, if the shareholder desires to tender those Shares. Shareholders who desire to tender Shares and whose certificates for such Shares are not immediately available should tender those Shares by following the procedures for guaranteed delivery set forth in Section 3.

     Questions and requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to John J. Crowley, Vice President and Chief Financial Officer, or to Eleanor Smith, Secretary of the Company, at the address and telephone number set forth below.

                                SCOPE INDUSTRIES
                             233 Wilshire Boulevard
                                   Suite 310
                         Santa Monica, California 90401
                                 (310) 458-1574

     THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER ON BEHALF OF THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. DO NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS, IF GIVEN OR MADE, AS HAVING BEEN AUTHORIZED BY THE COMPANY.

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

                                  INTRODUCTION

     Scope Industries, a California corporation (the "Company"), hereby offers to purchase from its shareholders all validly tendered shares of the Company's common stock, up to a maximum of 200,000 shares of common stock, no par value (the "Shares") (or such greater number as may be determined appropriate by the Company following notice to shareholders) at a purchase price per Share, not greater than $52 and not less than $48, as specified by such shareholders, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

     The Company views this tender offer as an acceleration of a continuing Share repurchase program to enhance shareholder value and as an attractive investment for the Company.

     The Company will determine a single per Share price (not greater than $52 nor less than $48 per Share) that it will pay for Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select that Purchase Price which will allow it to buy 200,000 Shares (or such lesser number of Shares as are properly tendered at prices not greater than $52 nor less than $48 per Share) pursuant to the Offer. The Company will purchase all Shares properly tendered at prices at or below the Purchase Price and not withdrawn, at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms described below.

     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6.

     If, before 12:00 Midnight, Los Angeles time, on the Expiration Date (as defined in Section 1), more than 200,000 Shares are properly tendered at or below the Purchase Price and not withdrawn, the Company will buy Shares first from all Odd Lot Owners (as defined in Section 2) who properly tender all their Shares at or below the Purchase Price and then on a pro rata basis from all other shareholders who properly tender Shares at or below the Purchase Price. See "Section 1. Number of Shares; Proration" and "Section 2. Tenders by Owners of Fewer than 100 Shares." The Company will return all Shares not purchased under the Offer, including Shares tendered and not withdrawn at prices greater than the Purchase Price and Shares not purchased because of proration. Tendering shareholders will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 8 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares. The Company will pay all fees and expenses in connection with the Offer. See Section 16.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. NONE OF THE COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

     The 200,000 Shares that the Company is offering to purchase represent approximately 17.2% of the Company's 1,165,665 Shares outstanding as of June 30, 1997.

     The Shares are listed and traded principally on the American Stock Exchange, Inc. (the "ASE") under the symbol "SCP". The Company announced its intention to make the Offer prior to the opening of trading on July 10, 1997. The closing per Share sales price as reported on the ASE on July 9, 1997 was $51.375. The Company urges shareholders to obtain current market quotations for the Shares.

 1. NUMBER OF SHARES; PRORATION.

     Upon the terms and subject to the conditions of the Offer, the Company will accept for payment (and thereby purchase) 200,000 Shares or such lesser number of Shares as are properly tendered on or before the Expiration Date (and not withdrawn in accordance with Section 4) at a price (determined in the manner set forth below) not greater than $52 nor less than $48 per Share. The term "Expiration Date" means 12:00

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

Midnight, Los Angeles time, on August 31, 1997 unless the Company extends the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Company shall accept Shares. See Section 15 for a description of the Company's right to extend the time during which the Offer is open and to delay, terminate or amend the Offer. See also Section 6. Subject to Section 2, if the Company receives more than 200,000 Shares, the Company will purchase Shares from those shareholders tendering at or below the Purchase Price before the Expiration Date on a pro rata basis. The proration period also expires on the Expiration Date.

     In accordance with the Offer, the Company will determine the Purchase Price (not greater than $52 nor less than $48 per Share) that it will pay for Shares properly tendered, taking into account the number of Shares tendered and the prices specified by tendering shareholders. The Company will select a single per Share Purchase Price that will allow it to buy 200,000 Shares (or such lesser number as are properly tendered at prices not greater than $52 nor less than $48 per Share) pursuant to the Offer. The Company reserves the right to purchase more than 200,000 Shares pursuant to the Offer, but does not currently plan to do so.

     If,

          (a) the Company increases or decreases the price to be paid for Shares, or the Company increases the number of Shares being sought and any such increase in the number of Shares being sought exceeds 2% of the outstanding Shares, or the Company decreases the number of Shares being sought; and

          (b) the Offer is scheduled to expire less than ten business days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in Section 15, the Offer will be extended for ten business days from and including the date of such notice. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through Midnight, Los Angeles time.

     In accordance with Instruction 2 of the Letter of Transmittal, each shareholder desiring to tender Shares must specify the price or prices (not greater than $52 nor less than $48 per Share) at which that shareholder is willing to have the Company purchase his or her Shares. As promptly as practicable following the Expiration Date, the Company will determine the Purchase Price (not greater than $52 nor less than $48 per Share) that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares tendered and the prices specified by tendering shareholders. All Shares purchased pursuant to the Offer will be purchased at the Purchase Price. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration, will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

     If the number of Shares properly tendered prior to the Expiration Date at or below the Purchase Price is less than or equal to 200,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

     Upon the terms and subject to the conditions of the Offer, in the event that prior to the Expiration Date a greater number of Shares is properly tendered at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase in the following order of priority:

          (a) first, all Shares properly tendered at or below the Purchase Price prior to the Expiration Date by any Odd Lot Owner who:

             (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) then, after purchase of all of the foregoing Shares, all of the Shares properly tendered at or below the Purchase Price before the Expiration Date on a pro rata basis (with adjustments to avoid purchases of fractional Shares).

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

In the event that proration of tendered Shares is required, the Company will determine the final proration factor as promptly as practicable after the Expiration Date. Although the Company does not expect to be able to announce the final results of such proration until approximately seven ASE trading days after the Expiration Date, it will announce preliminary results of proration by press release as promptly as practicable after the Expiration Date. Shareholders may obtain such preliminary information from the Company and may be able to obtain such information from their brokers.

 2. TENDERS BY OWNERS OF FEWER THAN 100 SHARES.

     The Company will accept for purchase, without proration, all Shares properly tendered before the Expiration Date at or below the Purchase Price by or on behalf of shareholders who beneficially held, as of the close of business on July 7, 1997, an aggregate of fewer than 100 Shares ("Odd Lot Owners") and who continue to own beneficially all of such Shares as of the Expiration Date. See Section 1. To avoid proration, however, an Odd Lot Owner must properly tender at or below the Purchase Price all Shares that such Odd Lot Owner beneficially owns; partial tenders will not qualify for this preference. This preference is not available to owners of 100 or more Shares, even if such owners have separate stock certificates for fewer than 100 Shares. Any Odd Lot Owner wishing to tender all Shares beneficially owned by him or her pursuant to this Offer must complete the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery. See Section 3.

 3. PROCEDURE FOR TENDERING SHARES.

     Proper Tender of Shares. For Shares to be properly tendered pursuant to the
Offer:

          (a) the certificates for the Shares (or confirmation of receipt of the Shares pursuant to the procedures for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Company at its address set forth on the back cover of this Offer to Purchase; or

          (b) the tendering shareholder must comply with the guaranteed delivery procedure set forth below.

     As specified in Instruction 2 of the Letter of Transmittal, each shareholder desiring to tender Shares pursuant to the Offer must properly indicate in the section captioned "Price (In Dollars) Per Share At Which Shares Are Being Tendered" on the Letter of Transmittal the price (in multiples of $0.50) at which his or her Shares are being tendered. Shareholders desiring to tender Shares at more than one price must complete separate Letters of Transmittal for each price at which Shares are being tendered, except that the same Shares cannot be tendered (unless properly withdrawn previously in accordance with the terms of the Offer) at more than one price. In order to properly tender Shares, one and only one price box must be checked in the appropriate section on each Letter of Transmittal.

     It is a violation of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-4 promulgated thereunder, for a person to tender Shares for such person's own account unless the person so tendering:

          (a) owns those Shares; or

          (b) owns other securities convertible into or exchangeable for the Shares or owns an option, warrant or right to purchase the Shares and intends to acquire Shares for tender by conversion, exchange or exercise of such option, warrant or right.

     Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The Company's acceptance of Shares will constitute a binding agreement between the tendering shareholder and the Company upon the terms and subject to the conditions of the Offer. The tendering shareholder represents that (i) such shareholder owns the Shares being tendered within the meaning of

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

Rule 10b-4 promulgated under the Exchange Act and (ii) the tender of those Shares complies with Rule 10b-4.

     Signature Guarantees and Method of Delivery. Except with respect to book entry transfer through The Depository Trust Company, all signatures must be guaranteed on all Letters of Transmittal and all other documents required for the transfer of Shares. No signature guarantee is required on the Letter of Transmittal, if the Letter of Transmittal is signed by The Depository Trust Company, as the registered owner of the Shares (the "Book Entry Transfer Facility") where payment is to be made directly to such registered owner or, if Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each such entity being hereinafter referred to as an "Eligible Institution"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal. If a certificate representing Shares is registered in the name of a person other than the signer of a Letter of Transmittal, or if payment is to be made, or Shares not purchased or tendered are to be issued, to a person other than the registered owner, the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered owner appears on the certificate, with the signature on the certificate or stock power guaranteed by an Eligible Institution. In all cases, payment of Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Company of certificates for such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Company's account at the Book Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING STOCK CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Federal Income Tax Withholding. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who does not otherwise establish an exemption from such withholding must notify the Company of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders must submit Form W-8 in order to avoid backup withholding. For this purpose, a foreign shareholder is a shareholder that is not (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or
(iii) any estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income.

     For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 14.

     Book-Entry Delivery. The Company will establish an account with The Depository Trust Company with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Shares by causing such facility to transfer such Shares into the Company's account in accordance with such facility's procedure for such transfer. Even though delivery of Shares may be effected through book-entry transfer into the Company's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and other required documents must, in any case, be transmitted to and received by the Company at its address set forth on the back cover of this Offer to Purchase prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be followed. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Company.

     Guaranteed Delivery. If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's certificates are not immediately available (or the procedures for book-entry transfer cannot be

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

completed on a timely basis) or time will not permit all required documents to reach the Company before the Expiration Date, such Shares may nevertheless be tendered provided that all of the following conditions are satisfied:

          (a) such tender is made by or through an Eligible Institution;

          (b) the Company receives (by hand, mail, telegram or facsimile transmission), on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offer to Purchase (indicating the price at which the Shares are being tendered); and

          (c) the certificates for all tendered Shares in proper form for transfer (or confirmation of book-entry transfer of such Shares into the Company's account at the Book-Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, are received by the Company within three ASE trading days after the date the Company receives such Notice of Guaranteed Delivery.

     Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects. The Company's decision as to the number of Shares to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be in the Company's sole discretion and shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders it determines not to be in proper form or if acceptance of or payment for such Shares may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares. All defects and irregularities must be cured or waived before any tender of Shares will be deemed to be proper. Neither the Company, nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

 4. WITHDRAWAL RIGHT.

     Except as otherwise provided in this Section 4, Shares tendered pursuant to the Offer are irrevocable. Any shareholder desiring to withdraw Shares tendered pursuant to the Offer must notify the Company as set forth below at any time before the Expiration Date or, if not previously accepted for payment by the Company, at any time after 12:00 Midnight, Los Angeles time, on that date which is twenty business days following Expiration Date.

     For a withdrawal to be effective, the Company must timely receive (at its address set forth on the back cover of this Offer to Purchase) a written, telegraphic, telex or facsimile transmission notice of withdrawal. Such notice of withdrawal must specify the name of the person who deposited the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered owner, if different from that of the person who tendered such Shares. If the certificates have been delivered or otherwise identified to the Company, then prior to the release of such certificates, the tendering shareholder must also submit the serial numbers shown on the particular certificates evidencing the Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution). If Shares have been tendered pursuant to the procedure for book-entry transfer set forth in Section 3, the notice of withdrawal must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the procedures of such facility. The Company, in its sole discretion, will determine the proper form and validity (including time of receipt) of notices of withdrawal, and such decisions shall be final and binding on all parties. Neither the Company, nor any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and no such person will incur any liability for failure to give any such notice. Any Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer. Withdrawn Shares may, however, be retendered before the Expiration Date by again following any of the procedures described in Section 3.

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

 5. PURCHASE OF SHARES AND PAYMENT OF PURCHASE PRICE.

     Upon the terms and subject to the conditions of the Offer, the Company will determine the Purchase Price it will pay for properly tendered Shares taking into account the number of Shares tendered and the prices specified by tendering shareholders and will accept for payment (and thereby purchase) Shares properly tendered at or below the Purchase Price as soon as practicable after the Expiration Date.

     Upon the terms and subject to the conditions of the Offer, the Company will purchase and pay a single per Share Purchase Price for 200,000 Shares (subject to increase or decrease as provided in Section 1 and Section 15) or such lesser number of Shares as are properly tendered at prices not greater than $52 nor less than $48 per Share and not withdrawn as permitted in Section 4, as soon as practicable after the Expiration Date.

     The Company will pay for Shares purchased pursuant to the Offer by depositing the aggregate Purchase Price therefor with the Book-Entry Transfer Facility, as agent for shareholders tendering by book-entry or by transmitting payment to the tendering shareholders. In the event of proration, the Company will determine the proration factor and pay for those tendered Shares accepted for payment as soon as practicable after the Expiration Date. However, the Company does not expect to be able to announce the final results of any such proration until approximately seven ASE trading days after the Expiration Date. Certificates for all Shares not purchased, including all Shares tendered at prices greater than the Purchase Price and Shares not purchased due to proration, will be returned (or, in the case of Shares tendered by book-entry transfer, such Shares will be credited to the account maintained with the Book-Entry Transfer Facility by the participant therein who delivered the Shares) as soon as practicable after the Expiration Date without expense to the tendering shareholder. Under no circumstances will the Company pay interest on the Purchase Price.

     The Company will pay all stock transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer; provided, however, if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of any person other than the registered owner, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered owner or such other person), payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. See Instruction 8 of the Letter of Transmittal.

     ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL (OR, IN THE CASE OF A FOREIGN INDIVIDUAL, FORM W-8 OBTAINABLE FROM THE COMPANY) MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 3.

 6. CERTAIN CONDITIONS OF THE OFFER.

     Notwithstanding any other provision of the Offer, the Company shall not be required to accept for payment, to purchase or to pay for any Shares tendered and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and the payment for, Shares tendered, if at any time on or after July 11, 1997 and at or before the time of purchase of any such Shares, any of the following events shall have occurred (or shall have been determined by the Company to have occurred) which, in the Company's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Company), makes it inadvisable to proceed with the Offer or with such purchase or payment:

          (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, which:

             (1) challenges the making of the Offer, the acquisition of Shares pursuant to the Offer or otherwise relates in any manner to the Offer; or

             (2) in the Company's sole judgment, could materially affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise could materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the Offer's contemplated benefits to the Company; or

          (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any government or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, which, in the Company's sole judgment, would or might directly or indirectly:

             (1) make the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer;

             (2) delay or restrict the ability of the Company, or render the Company unable, to accept for payment or pay for some or all of the Shares;

             (3) materially impair the contemplated benefits of the Offer to the Company; or

             (4) materially affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries; or

          (c) there shall have occurred:

             (1) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States;

             (2) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market;

             (3) the commencement of a war, armed hostilities or any other national or international crisis directly or indirectly involving the United States:

             (4) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event which, in the Company's sole judgment, might affect, the extension of credit by banks or other lending institutions in the United States;

             (5) any significant decrease in the market price of the Shares or in the general level of market prices of equity securities in the United States or abroad or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the Company's business, operations or prospects or the trading in the Shares; or

             (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Company's sole judgment, a material acceleration or worsening thereof; or

          (d) any change shall occur or be threatened in the business, condition (financial or other), income, operations, Share ownership or prospects of the Company and its subsidiaries, taken as a whole, which, in the Company's sole judgment, is or may be material to the Company; or

          (e) a tender or exchange offer for any or all of the Shares (other than the Offer), or any merger, business combination or other similar transaction with or involving the Company or any subsidiary, shall have been proposed, announced or made by any person.

     The foregoing conditions are for the Company's sole benefit and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) or may be waived by the Company in whole or in part. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     The Company's determination concerning the events described in this Section 6 shall be final and shall be binding on all parties.

 7. PRICE RANGE OF SHARES; DIVIDENDS.

     The Shares are traded principally on the ASE. The following table sets forth for the periods indicated the high and low closing per Share sales prices on the ASE Composite Tape and the dividends declared per Share as reported in published financial sources:

                                                                            PER SHARE
                                                                            DIVIDENDS
                                                                        -----------------
                            DATE                       LOW     HIGH     REGULAR     EXTRA
        ---------------------------------------------  ---     ----     -------     -----
        1995
          First quarter..............................  $23 1/8 $24  7/8
          Second quarter.............................  $23 3/8 $25  1/8
          Third quarter..............................  $25     $29
          Fourth quarter.............................  $28 5/8 $32  1/2  $0.50
        1996
          First quarter..............................  $32     $42
          Second quarter.............................  $33 3/4 $38  1/2
          Third quarter..............................  $37     $43                  $0.25
          Fourth quarter.............................  $39 1/2 $50  1/4  $0.70      $0.30
        1997
          First quarter..............................  $41     $50  1/4
          Second Quarter.............................  $47     $54

     The Company announced its intention to make the Offer after the close of trading on July 9, 1997. The closing per Share sales price as reported on ASE on that day was $51.375. The Company urges shareholders to obtain current quotations of the market price of the Shares.

     The Company has paid consecutive annual cash dividends to shareholders since 1976. The amount and frequency of dividends in the future will depend on circumstances existing at the time.

 8. BACKGROUND AND PURPOSE OF THE OFFER.

     The Company has decided to make the Offer because the trading market for the Shares is not active and, in the absence of the Offer, shareholders may not be able to sell their Shares on a timely basis at a reasonable price, and may not be able to sell a substantial number of Shares of the Company's common stock. Furthermore the Company believes that the Shares are a good investment for the Company's available funds to enhance shareholder value. Following the repurchase, every remaining shareholder will own a higher percentage of the total Company, and earnings per Share improve relative to aggregate net income. For shareholders who sell at a gain, the repurchase may result in more favorable capital gain tax treatment than would be the case with a special dividend of the same aggregate amount. See
Section 14. The Company is able to make the Offer because the Board of Directors believes that cash generated from operations along with the Company's borrowing capacity will be sufficient to meet the cash needs of the Company for the foreseeable future.

     In addition, the Offer provides shareholders who are considering a sale of all or a portion of their Shares the opportunity to determine the price or prices (not greater than $52 nor less than $48 per Share) at which they are willing to sell their Shares and, if any such Shares are purchased pursuant to the Offer, to sell those Shares for cash without the usual transaction costs associated with open-market sales. Any shareholder owning less than 100 Shares whose Shares are purchased pursuant to the Offer not only will avoid the payment of brokerage commissions, but also will avoid any applicable odd lot discounts payable on sales of odd lots on the ASE and the other exchanges on which Shares are traded. Shareholders whose Shares are not purchased in the Offer will obtain a proportionate increase in their ownership interest in the Company and thus in the Company's future earnings and assets.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES.

     Although the Company has no current plans to acquire additional Shares, the Company may in the future purchase additional Shares on the open market, in private transactions, through tender offers or otherwise. Shares the Company acquires pursuant to the Offer will be authorized but unissued shares.

 9. INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES.

     At June 30, 1997, the Company's directors and executive officers as a group beneficially owned an aggregate of 771,796 Shares (approximately 65.8%) of the outstanding Shares (including 6,750 Shares which may be acquired by exercise of options exercisable within 60 days). The Company has been advised that no directors and no executive officers of the Company intend to tender any Shares pursuant to the Offer. If the Company purchases 200,000 Shares (or 17.2% of Shares outstanding at June 30, 1997) pursuant to the Offer, then after the purchase of Shares pursuant to the Offer, the Company's executive officers and directors as a group would beneficially own approximately 79.4% of the outstanding Shares.

     Based upon the Company's records and upon information provided to the Company by its directors, executive officers and affiliates, neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any of the directors or executive officers of the Company, nor any associates of any of the foregoing, has effected any transactions in the Shares during the forty business days prior to the date hereof, except as follows: Meyer Luskin, the President and a director of the Company exercised a stock option on June 2, 1997 to purchase 3,000 Shares at an average exercise price of $32.725 per Share; and Robert Henigson, a director of the Company, sold 700 Shares in an open market transaction on May 16 at a sale price of $50.375 per Share, 1,200 Shares in an open market transaction on May 30 at a sale price of $53 per Share, 300 Shares in an open market transaction on July 1 at a sale price of $53.125 per Share, 600 Shares in an open market transaction on July 1 at a sale price of $53 per Share and 100 Shares in an open market transaction on July 2 at a sale price of $54 per Share.

     Except as set forth in this Offer to Purchase, neither the Company nor, to the best of the Company's knowledge, any of its affiliates, directors or executive officers, or any of the executive officers or directors of its subsidiaries, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Company (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

10. SOURCE AND AMOUNT OF FUNDS.

     Assuming the Company purchases 200,000 Shares pursuant to the Offer at a Purchase Price of $52 per Share, the Company expects the maximum aggregate cost, including all fees and expenses applicable to the Offer, to be approximately $10,425,000 It is anticipated that all funds so required will be obtained from the Company's available cash and short-term investments.

11. CERTAIN INFORMATION ABOUT THE COMPANY.

     The principal operation of the Company and its subsidiaries is the recycling of waste bakery and other food items into an animal feed supplement. The Company has a subsidiary that operates a number of cosmology schools. In addition, the Company owns various marketable securities, U.S. Treasury bills, and other short-term money market investments.

     The Company also owns various oil and gas royalty and working interests, and two parcels of land.

     Summary Historical Financial Information. The table set forth on page 13 presents certain summary consolidated historical financial information of the Company and its subsidiaries. The historical financial information at and for the years ended June 30, 1996 and 1995 has been summarized from the Company's audited consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1996 (the "1996 10-K"). The historical financial information at and for the nine months ended March 31, 1997 and 1996 has been summarized from the Company's unaudited consolidated financial statements as set forth in the Company's Quarterly Report on Form 1O-Q for the nine months ended March 31, 1997 (the "1997 10-Q"). The following summary historical financial information should be read in conjunction with, and is qualified in its entirety by reference to, such audited and unaudited consolidated financial statements and their related notes.

     Pro Forma Financial Information. The table set forth on page 15 presents certain unaudited pro forma consolidated financial information based on historical information which has been adjusted:

          (a) to reflect the repurchase of 200,000 Shares at a $52 Purchase Price and at a $48 Purchase Price; and

          (b) as if the transaction had taken place (i) at the beginning of the periods presented for income statement purposes and (ii) at the end of the periods presented for balance sheet purposes but, in each case, such information does not purport to be indicative of the results which would actually have been achieved if the Offer had been completed as of the periods indicated or which may be achieved in the future.

     The pro forma financial information should be read in conjunction with the notes set forth on page 16 and with the audited and unaudited financial statements and related notes set forth in the 1996 10-K and the 1997 10-Q.

     Audited and Interim Financial Statements. The Company is providing with this Offer a copy of its audited financial statements for the period ended June 30, 1996 taken from its Annual Report and a copy of its Form 10-Q for the quarter ended March 31, 1997.

                                SCOPE INDUSTRIES

               SUMMARY HISTORICAL FINANCIAL INFORMATION AND NOTES
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                            NINE MONTHS ENDED         YEAR ENDED
                                                          ---------------------   -------------------
                                                          MARCH 31,   MARCH 31,   JUNE 30,   JUNE 30,
                                                            1997        1996        1996       1995
                                                          ---------   ---------   --------   --------
                                                                UNAUDITED
CONSOLIDATED STATEMENTS OF INCOME
Operating sales and revenues............................   $23,431     $21,448    $ 30,223   $ 22,974
Costs and Expenses
  Cost of sales and operating expenses..................    14,600      13,138      18,218     16,262
  Depreciation and amortization.........................     1,582       1,605       2,117      2,234
  General and administrative............................     2,878       3,426       4,368      3,905
                                                           -------     -------     -------    -------
                                                            19,060      18,169      24,703     22,401
                                                           -------     -------     -------    -------
                                                             4,371       3,279       5,520        573
Investment and other income.............................    19,033       1,227         812      1,018
                                                           -------     -------     -------    -------
  Income before income taxes............................    23,404       4,506       6,332      1,591
Provision for income taxes..............................     5,450       1,590       2,360        150
                                                           -------     -------     -------    -------
  Net Income............................................   $17,954     $ 2,916    $  3,972   $  1,441
                                                           =======     =======     =======    =======
  Net Income Per Share..................................   $ 15.00     $  2.36    $   3.23   $   1.15
Weighted average number of shares outstanding...........     1,197       1,238       1,231      1,255

CONSOLIDATED BALANCE SHEETS
Total current assets....................................   $30,949     $10,464    $ 12,932   $  6,291
Total current liabilities...............................     4,801       4,597       4,646      2,765
Working capital.........................................    26,148       5,867       8,286      3,526
Total assets............................................    58,497      52,773      55,534     43,068
Total liabilities.......................................     4,881       6,537       7,396      2,765
Shareowners' equity.....................................    53,616      46,236      48,138     40,303
Net book value per share................................   $ 45.95     $ 37.55    $  40.03   $  32.38

                    NOTES TO SUMMARY HISTORICAL INFORMATION

     Investments Available For Sale. Net recognizable gains and (losses) on investments available for sale are included in income before income taxes as follows:

            Nine months ended March 31, 1997........................  $17,309,726
            Year ended June 30, 1996................................      (87,802)
            Nine months ended March 31, 1996........................      357,718
            Year ended June 30, 1995................................      132,698

     Unrealized gains on investments available for sale (excluded from income, but reported net of income taxes, as a separate component of shareowners' equity) were:

            March 31, 1997..........................................  $ 5,041,813
            June 30, 1996...........................................   14,368,007
            March 31, 1996..........................................   12,529,296
            June 30, 1995...........................................    8,507,655

     Subsequent Transaction. In April 1997, the Company received early and full repayment of a note receivable the Company held in the principal amount of $1,906,255. This transaction resulted in a $1,056,255 gain that is being recognized by the Company in the quarter ended June 30, 1997.

                                SCOPE INDUSTRIES

          SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION AND NOTES
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                  NINE MONTHS ENDED                        YEAR ENDED
                                                    MARCH 31, 1997                       JUNE 30, 1996
                                          ----------------------------------   ----------------------------------
                                                             PRO FORMA                            PRO FORMA
                                                       ---------------------                ---------------------
                                                       AT $48.00   AT $52.00                AT $48.00   AT $52.00
                                          HISTORICAL   PUR PRICE   PUR PRICE   HISTORICAL   PUR PRICE   PUR PRICE
                                          ----------   ---------   ---------   ----------   ---------   ---------
CONSOLIDATED STATEMENTS OF INCOME
Operating sales and revenues............   $ 23,431     $23,431     $23,431     $ 30,223     $30,223     $30,223
Costs and Expenses
  Cost of sales and operating
     expenses...........................     14,600      14,600      14,600       18,218      18,218      18,218
  Depreciation and amortization.........      1,582       1,582       1,582        2,117       2,117       2,117
  General and administrative............      2,878       2,878       2,878        4,368       4,368       4,368
                                            -------     -------     -------      -------     -------     -------
                                             19,060      19,060      19,060       24,703      24,703      24,703
                                            -------     -------     -------      -------     -------     -------
                                              4,371       4,371       4,371        5,520       5,520       5,520
Investment and other income.............     19,033      18,636      18,599          812         162          98
                                            -------     -------     -------      -------     -------     -------
  Income before income taxes............     23,404      23,007      22,970        6,332       5,682       5,618
Provision for income taxes..............      5,450       5,300       5,280        2,360       2,120       2,090
                                            -------     -------     -------      -------     -------     -------
  Net Income............................   $ 17,954     $17,707     $17,690     $  3,972     $ 3,562     $ 3,528
                                            =======     =======     =======      =======     =======     =======
  Net Income Per Share..................   $  15.00     $ 17.76     $ 17.74     $   3.23     $  3.45     $  3.42
Weighted average number of shares
  outstanding...........................      1,197         997         997        1,231       1,031       1,031

CONSOLIDATED BALANCE SHEETS

Total current assets....................   $ 30,949     $21,324     $20,524     $ 12,932     $ 7,994     $ 7,994
Total current liabilities...............      4,801       4,801       4,801        4,646       9,333      10,133
Working capital.........................     26,148      16,523      15,723        8,286      (1,339)     (2,139)
Total assets............................     58,497      48,872      48,072       55,534      50,596      50,596
Total liabilities.......................      4,881       4,881       4,881        7,396      12,083      12,883
Shareowners' equity.....................     53,616      43,991      43,191       48,138      38,513      37,713
Net book value per share................   $  45.95     $ 45.50     $ 44.67     $  40.03     $ 38.41     $ 37.62

           NOTES TO SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Pro Forma Financial Information. The table above sets forth certain unaudited pro forma consolidated financial information based on historical information which has been adjusted:

          (a) to reflect the repurchase of 200,000 Shares at a $52 Purchase Price and at a $48 Purchase Price; and

          (b) as if the transaction had taken place (i) at the beginning of the periods presented for income statement purposes and (ii) at the end of the periods presented for balance sheet purposes but, in each case, such information does not purport to be indicative of the results which would actually have been achieved if the Offer had been completed as of the periods indicated or which may be achieved in the future; and

          (c) to assume the repurchase being financed by funds made available from disposition of U.S. Treasury bills (T-bills) and from supplemental borrowing in those periods where T-bills owned would provide less than the total funds required for the repurchase. Interest rates on borrowed funds is assumed to be between 7 3/4% and 8 1/4%. Interest earned has been eliminated on T-bills assumed to have been disposed of; and

          (d) to calculate book value as total shareowners' equity divided by the number of Shares outstanding at the end of the period; and

          (e) to calculate net income per share using the weighted average number of shares outstanding during the period.

     The pro forma financial information should be read in conjunction with the notes set forth above and with the audited and unaudited financial statements and related notes set forth in the 1996 10-K and the 1997 10-Q.

12. EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

     The Company's purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and is likely to reduce the number of shareholders. Nonetheless, the Company anticipates that there will still be a sufficient number of Shares outstanding and publicly traded following the Offer to ensure a continued trading market in the Shares. Based on the published guidelines of the ASE, however, the Company believes that its purchase of Shares pursuant to the Offer may cause its remaining Shares to be delisted from that exchange.

     The Shares are currently "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit on the collateral of the Shares. The Company believes that, following the repurchase of Shares pursuant to the Offer, the Shares may no longer be "margin securities" for purposes of the Federal Reserve Board's margin regulations.

     The Shares are registered under the Exchange Act. The Company is required, among other things, to furnish certain information to its shareholders and to the Commission and comply with the Commission's proxy rules in connection with meetings of the Company's shareholders. The Company believes that its purchase of Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act, in which event the Company would no longer be required to file periodic reports under the Exchange Act. The Company has no present intention, however, to apply to the Commission to deregister the Shares under the Exchange Act and intends to continue to file periodic reports thereunder so long as the Company has at least 100 owners of record of Shares.

13. CERTAIN LEGAL MATTERS; REGULATORY AND FOREIGN APPROVALS.

     The Company is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by its acquisition of Shares as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the Company's acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action be required, the Company currently contemplates that it will seek such approval or other action. The Company cannot predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company's business. The Company's obligations under the Offer to accept for payment and pay for Shares is subject to certain conditions. See Section 6.

14. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.

     The discussion set forth below of the federal income tax consequences of participating in the Offer is for general information only and does not purport to consider all aspects of federal income taxation that may be relevant to shareholders. The consequences to any particular shareholder may differ depending upon that shareholder's own circumstances and tax position. In addition, certain types of shareholders (including corporations, financial institutions, tax-exempt organizations, foreign persons and persons who acquired their Shares upon the exercise of employee stock options or otherwise as compensation) may be subject to special rules. The discussion does not consider the effect of any applicable foreign, state or local tax laws. EACH SHAREHOLDER IS URGED TO CONSULT A TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

     For purposes of this discussion, shareholders are assumed to hold their Shares as capital assets (generally, property held for investment).

     The sale of Shares pursuant to the Offer will be a taxable transaction, the consequences of which will be determined under the stock redemption rules of
Section 302 of the Internal Revenue Code of 1986, as amended (the "Code"). Under those rules, the entire cash proceeds received by a shareholder for his Shares pursuant to the Offer will be treated as a distribution taxable as a dividend (to the extent of the Company's available "earnings and profits"), without regard to gain or loss realized unless the particular shareholder satisfies one of the three tests described below. If any of the tests is satisfied, the shareholder will recognize capital gain or loss equal to the difference between the cash proceeds received for the Shares pursuant to the Offer and the tax basis of such Shares.

     Under Section 302, the entire proceeds received from the sale of Shares pursuant to the Offer will be treated as a distribution unless the sale (a) results in a "complete redemption" of the shareholder's stock in the Company,
(b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests is satisfied, a shareholder must take into account both Shares actually owned by such shareholder and any Shares considered to be owned by such shareholder by reason of the constructive ownership rules set forth in Section 318 of the Code. Under Section 318, a shareholder generally will be considered to own Shares which such shareholder has the right to acquire (e.g., pursuant to options) and Shares owned (and, in some cases, constructively owned) by certain members of the shareholder's family and by certain entities (such as corporations, partnerships, trusts and estates) in which such shareholder, a member of such shareholder's family, or a related entity has an interest.

     A sale of Shares pursuant to the Offer will result in a "complete redemption" of a shareholder's stock in the Company if, pursuant to the Offer, the Company purchases all of the Shares actually and constructively owned by the shareholder. If the shareholder's sale of Shares pursuant to the Offer includes all Shares actually owned by the shareholder but the shareholder continues to constructively own Shares held by family members, such shareholder may nevertheless qualify for "complete redemption" treatment if certain tests are satisfied and if the shareholder properly follows filing and notification procedures described in Treasury Regulations. Shareholders in this position should consult their own tax advisors.

     The sale of Shares pursuant to the Offer will be "substantially disproportionate" with respect to a shareholder if, immediately after the Offer, such shareholder's actual and constructive percentage ownership of Shares is less than 80% of the shareholder's actual and constructive percentage ownership of Shares immediately before the purchase of Shares pursuant to the Offer.

     In order for the sale of Shares by a shareholder pursuant to the Offer to qualify as "not essentially equivalent to a dividend", the shareholder must experience a "meaningful reduction" in his proportionate interest in the Company as a result of such sale, taking into account the constructive ownership rules. The Internal Revenue Service has held in a published ruling that, under the particular facts of that ruling, a very small reduction in the stock ownership of a shareholder constituted a "meaningful reduction" when the shareholder owned an insignificant percentage of the corporation's stock before and after a redemption and did not exercise any control over corporate affairs. Shareholders seeking to rely on this test should consult their own tax advisors as to the application of this standard because each case will be determined on the basis of its particular facts and circumstances.

     Shareholders should be aware that their ability to satisfy any of the foregoing tests may be affected by any proration pursuant to the Offer. In addition, an acquisition or disposition of Shares (including market purchases and sales) substantially contemporaneous with the Offer may be taken into account in determining whether any of the tests described above is satisfied.

     If none of the tests described above is satisfied with respect to a shareholder, such shareholder's receipt of cash for Shares pursuant to the Offer will be treated as a distribution, taxable as a dividend to the extent of the Company's available "earnings and profits." Any cash received in excess of such earnings and profits will be treated, first, as a non-taxable return of capital to the extent of the shareholder's basis in his or her Shares, and, thereafter, as a capital gain to the extent it exceeds the shareholder's basis. The Company anticipates that its available earnings and profits will be sufficient for all of any amount treated as a distribution to be taxed as a dividend.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER (INCLUDING THE APPLICABILITY AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES AND FOREIGN, STATE AND LOCAL TAX LAWS) OF THE SALE OF SHARES PURSUANT TO THE OFFER.

15. EXTENSION OF THE OFFER; TERMINATION; AMENDMENTS.

     The Company expressly reserves the right, at any time and from time to time, to extend the period of time during which the Offer is open by making a public announcement of such extension. The Company also expressly reserves the right, in its sole discretion, to terminate the Offer and not accept for payment or pay for any Shares not previously accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares upon the occurrence of any of the conditions specified in Section 6 by making a public announcement thereof. The Company's reservation of the right to delay payment for Shares which it has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that the Company either pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, the Company further reserves the right, in its sole discretion, to amend the Offer in any respect or to waive the limitation on the maximum number of Shares to be purchased pursuant to the Offer. Amendments to the Offer may be made at any time and from time to time effected by public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 A.M., Los Angeles time, on the next business day after the previously scheduled Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of such change. Without limiting the manner in which the Company may choose to make a public announcement, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

     If the Company materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Company will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Company increases or decreases the price to be paid for Shares, or the Company increases the number of Shares being sought and any such increase in the number of Shares being sought exceeds 2% of the outstanding Shares, or the Company decreases the number of Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended until the expiration of such period of ten business days.

16. FEES AND EXPENSES.

     The Company will act as a depositary of certificate shares in connection with the Offer. The Company will pay all expenses, including reasonable attorneys' fees.

     The Company will pay a $0.10 per Share fee to any broker/dealer for soliciting Shares pursuant to the Offer. The Company will also, on request, reimburse broker/dealers, commercial banks or trust companies for customary handling and mailing expenses incurred in forwarding materials in respect of the Offer to the beneficial owners for which they act as nominees. No such broker, dealer, commercial bank or trust company has been authorized to act as the Company's agent for purposes of the Offer.

     The Company will pay (or cause to be paid) any stock transfer taxes on its purchase of Shares, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

17. MISCELLANEOUS.

     The Offer is not being made to, nor will the Company accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction.

                            ADDITIONAL INFORMATION.

     Additional information about the Company is set out in its 1996 Form 10-K; its 1996 Annual Report to Shareholders; its Proxy Statement dated September 11, 1996; and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. The Company has also filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. The Company regularly files reports on Form 10-K and Form 10-Q as well as other periodic reports, proxy statements, and other information (including information about its officers and directors, their holdings of Shares, its principal shareholders, and any material interest of such persons in transactions with the Company) with the Commission.

     Such material can be inspected and copied at the Commission, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at its regional offices at Room 1029, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278; and Room 1242, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Reports, proxy materials, and other information about the Company are also available at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. Copies may also be obtained by mail from the Commission's Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Schedule 13E-4 will not be available at the Commission's regional offices. The Commission also maintains a web site at http://www.sec.gov which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

                                          SCOPE INDUSTRIES

Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates for the Shares and any other required documents should be sent or delivered by each shareholder or the shareholder's broker, dealer, commercial bank, trust company or other nominee to the Company at its address set forth below:

                                SCOPE INDUSTRIES

                              By Mail or By Hand:

                                Scope Industries
                             233 Wilshire Boulevard
                                   Suite 310
                         Santa Monica, California 90401

                                For Information:
                               Stock Tender Desk
                                 (310) 458-1574

     Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Company at the telephone number and addresses above. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                                SCOPE INDUSTRIES

                               OFFER TO PURCHASE

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
OFFER TO PURCHASE.....................................................................     1
INTRODUCTION..........................................................................     3
 1. Number of Shares; Proration.......................................................     3
 2. Tenders by Owners of Fewer than 100 Shares........................................     5
 3. Procedure for Tendering Shares....................................................     5
 4. Withdrawal Right..................................................................     7
 5. Purchase of Shares and Payment of Purchase Price..................................     8
 6. Certain Conditions of the Offer...................................................     8
 7. Price Range of Shares; Dividends..................................................    10
 8. Background and Purpose of the Offer...............................................    10
 9. Interest of Directors and Executive Officers; Transactions and Arrangements
      Concerning the Shares...........................................................    11
10. Source and Amount of Funds........................................................    12
11. Certain Information About the Company.............................................    12
SUMMARY HISTORICAL FINANCIAL INFORMATION AND NOTES....................................    13
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION AND NOTES...........................    15
12. Effects of the Offer on the Market for Shares; Registration Under the Exchange
  Act.................................................................................    17
13. Certain Legal Matters; Regulatory and Foreign Approvals...........................    17
14. Certain U.S. Federal Income Tax Consequences......................................    17
15. Extension of the Offer; Termination; Amendments...................................    19
16. Fees and Expenses.................................................................    19
17. Miscellaneous.....................................................................    20
Additional Information................................................................    20

            THE OFFER WILL EXPIRE AT MIDNIGHT, LOS ANGELES TIME, ON
             AUGUST 31, 1997 UNLESS TERMINATED EARLIER OR EXTENDED
                     AS PROVIDED IN THE OFFER TO PURCHASE.

                             LETTER OF TRANSMITTAL

            TENDERED PURSUANT TO THE OFFER TO PURCHASE COMMON SHARES
                              DATED: JULY 14, 1997

                                       TO

                                SCOPE INDUSTRIES

                         Deliver by Mail or by Hand to:

                                SCOPE INDUSTRIES
                       233 WILSHIRE BOULEVARD, SUITE 310
                         SANTA MONICA, CALIFORNIA 90401
                            ATTN: STOCK TENDER DESK

           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT
               SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

           EACH TENDERING SHAREHOLDER MUST COMPLETE PAGES 1, 2 AND 4
              OF THIS LETTER OF TRANSMITTAL AND SIGN IT AT PAGE 4.
                     SEE INSTRUCTIONS BEGINNING AT PAGE 5.

     IN ORDER TO AVOID BACKUP WITHHOLDING, A TENDERING SHAREHOLDER MAY ALSO NEED TO COMPLETE AND SIGN PAGE 7 OF THIS LETTER OF TRANSMITTAL. SEE INSTRUCTION 13 AND THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9."

---------------------------------------------------------------------------------------------------------
                                  DESCRIPTION OF COMMON SHARES TENDERED
---------------------------------------------------------------------------------------------------------
                                                                  CERTIFICATE(S) TENDERED
  NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)          (ATTACH ADDITIONAL LIST IF NECESSARY)
---------------------------------------------------------------------------------------------------------
                                                                        TOTAL NUMBER
                                                                      OF COMMON SHARES     NUMBER OF
                                                      CERTIFICATE      REPRESENTED BY    COMMON SHARES
                                                       NUMBER(S)*      CERTIFICATE(S)      TENDERED**
                                                   ------------------------------------------------------

                                                   ------------------------------------------------------

                                                   ------------------------------------------------------

                                                   ------------------------------------------------------

                                                   ------------------------------------------------------

                                                   ------------------------------------------------------

                                                      TOTAL COMMON
                                                         SHARES

--------------------------------------------------------------------------------

   * Please indicate in this column the certificate number(s) for each certificate representing Common Shares you desire to tender. If nothing is indicated in this column, the total number of Common Shares evidenced by all certificates submitted with this Letter of Transmittal will be deemed to have been tendered.
  ** Please indicate in this column the number of Common Shares you wish to tender. If nothing is indicated in this column, the total number of
     Common Shares evidenced by each certificate delivered with this Letter of Transmittal will be deemed to have been tendered.
--------------------------------------------------------------------------------

 PLEASE READ CAREFULLY THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL

               DESIGNATION OF PRICE (IN DOLLARS) PER COMMON SHARE
                   AT WHICH COMMON SHARES ARE BEING TENDERED

     BY CHECKING ONE OF THE BOXES BELOW, THE UNDERSIGNED HEREBY TENDERS THE NUMBER OF COMMON SHARES INDICATED ON PAGE 1 AT A MINIMUM OF THE PRICE CHECKED BELOW.

     THE PRICE AT WHICH YOU TENDER COMMON SHARES MUST BE BETWEEN $48.00 AND $52.00, INCLUSIVE, IN $.50 INCREMENTS (e.g. $48.50, $49.00 ETC.).

     IF COMMON SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, YOU MUST USE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED. (SEE INSTRUCTION 2).

     CHECK ONLY ONE PRICE BOX IN THIS SECTION. IF MORE THAN ONE BOX IS CHECKED, THERE IS NO VALID TENDER OF COMMON SHARES. FAILURE TO CHECK ANY BOX ON THIS PAGE WILL BE DEEMED TO CONSTITUTE A TENDER AT THE MINIMUM PRICE OF $48.00 PER COMMON SHARE.

     IF YOU WANT TO MAXIMIZE THE PROBABILITY THAT THE CORPORATION WILL PURCHASE ALL THE SHARES YOU TENDER (SUBJECT TO THE POSSIBILITY OF PRORATION), CHECK THE BOX FOR -- $48.00 -- AS THE PRICE AT WHICH YOU ARE TENDERING YOUR COMMON SHARES. THIS ACTION WILL RESULT IN RECEIVING THE PRICE PER COMMON SHARE DETERMINED IN ACCORDANCE WITH THE OFFER, WHICH MAY BE AS LOW AS $48.00 OR AS HIGH AS $52.00.

     IF THE PRICE CHECKED EXCEEDS $48.00, THIS ACTION COULD RESULT IN NONE OF THE COMMON SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR COMMON SHARES DETERMINED IN ACCORDANCE WITH THE OFFER IS LESS THAN THE PRICE CHECKED.

     MINIMUM PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH THE UNDERSIGNED TENDERS THE NUMBER OF COMMON SHARES INDICATED ON PAGE 1 (PLEASE CHECK ONLY ONE PRICE BOX BELOW):

                 [ ] $48.00  [ ] $48.50  [ ] $49.00  [ ] $49.50

           [ ] $50.00  [ ] $50.50  [ ] $51.00  [ ] $51.50  [ ] $52.00

                                    ODD LOTS

                              (SEE INSTRUCTION 4)

     To be completed ONLY if Common Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on July 7, 1997, an aggregate of fewer than 100 Common Shares, and who continues to own all of such Common Shares beneficially as of the Expiration Date.

     The undersigned either (check one box):

     [ ] Was the beneficial owner, as of the close of business on July 7, 1997 of an aggregate of fewer than 100 Common Shares, all of which are being tendered, or

     [ ] Is a broker, dealer, commercial bank, trust company or other nominee which

        (a) is tendering, for the beneficial owners thereof, Common Shares with respect to which it is the record owner, and

        (b) believes, based on representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on July 7, 1997 of an aggregate of fewer than 100 Common Shares and is tendering all such Common Shares.

Ladies and Gentlemen:

     The undersigned holder(s) of the share certificates referred to on page 1 and transmitted herewith hereby tender(s) to Scope Industries, a California corporation (the "Corporation"), the number of shares of Common Stock of the Corporation, with no par value ("Common Shares"), specified on page 1 and represented by such certificates, pursuant to the Corporation's offer to purchase common shares at a purchase price specified by tendering shareholders, not greater than $52.00 nor less than $48.00 per Common Share (the "Purchase Price"), net to the seller in cash, set forth in the Offer to Purchase dated July 14, 1997 and in this Letter of Transmittal (collectively, the "Offer"). The undersigned hereby acknowledges receipt of the Offer. Capitalized terms used in this Letter of Transmittal but not defined herein have the meanings provided in the Offer to Purchase.

     Each of the undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign, and transfer the Common Shares tendered hereby, without restriction, and that the Corporation will acquire good and unencumbered title thereto, free and clear of all liens, claims, restrictions, charges and encumbrances, when the same are purchased by the Corporation in accordance with the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the Corporation to be necessary or desirable to complete the sale, assignment, and transfer to the Corporation of the Common Shares tendered hereby.

     The undersigned hereby deposits with the Corporation the above certificates representing Common Shares. If certificate numbers are not indicated above, the undersigned is nonetheless depositing all certificates that accompany this Letter of Transmittal. The undersigned hereby sells, assigns and transfers to, or upon the order of, the Corporation the Common Shares tendered hereby that are accepted pursuant to the Offer and hereby irrevocably constitutes and appoints the Secretary of the Corporation the true and lawful attorney-in-fact of the undersigned with respect to such Common Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificates for such Common Shares together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Corporation against payment of the Purchase Price pursuant to the Offer, (b) present such Common Shares for transfer on the books of the Corporation, (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, all in accordance with the terms of the Offer and (d) make delivery of certificates for Common Shares or make payment as provided under "Special Delivery Instructions" or "Special Payment and/or Registration Instructions" at page 4 of this Letter of Transmittal.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that the Corporation will determine the Purchase Price as a single price per Common Share (not greater than $52.00 nor less than $48.00 per Common Share) that it will pay for Common Shares validly tendered pursuant to the Offer, based on the number of Common Shares so tendered and the minimum prices specified by tendering shareholders, in accordance with the Offer. The undersigned understands that the Corporation will calculate the minimum Purchase Price that will allow it to buy 200,000 Common Shares (or such lesser number of Common Shares as are validly tendered at prices not greater than $52.00 nor less than $48.00 per Common Share) pursuant to the Offer. The undersigned understands that all Common Shares validly tendered at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including provisions applicable to Odd Lot Owners and prorations, and that the Corporation will return all other Common Shares, including Common Shares tendered at prices greater than the Purchase Price and Common Shares not purchased because of proration.

     The undersigned recognizes that, under certain circumstances set forth in the Offer, the Corporation may not be required to accept any of the Common Shares tendered hereby or may accept less than all of such tendered shares.

     This Letter of Transmittal is subject to the terms and conditions set forth in the Offer to Purchase.

     Unless otherwise indicated under Special Delivery Instructions at page 4, please issue and mail the check for the Purchase Price for the Common Shares tendered hereby and send any certificate(s) for unpurchased Common Shares (and accompanying documents, as appropriate), to the shareholder named above at the address shown on page 1. Similarly, unless otherwise indicated at page 4 under Special Payment and/or Registration Instructions, please issue the check for the Purchase Price and any certificate(s) for unpurchased Common Shares in the name(s) of the shareholder(s) on page 1 and mail such check and any such certificate(s) to the address(es) of such shareholder(s) shown on page 1. The undersigned recognizes that the Corporation has no obligation to transfer any certificate for Common Shares delivered herewith from the name of the registered holder(s) thereof if the Corporation does not purchase any of the Common Shares represented by such certificate.

                            SHAREHOLDER(S) SIGN HERE

Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or by person(s) authorized to become registered holder(s) by certificates, stock powers and other documents transmitted herewith. If signing is by trustee, executor, administrator, guardian, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5. Signatures must be guaranteed.

X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SIGNATURE(S) OF HOLDER(S)

Print or type name(s):
--------------------------------------------------------------------------------

                   -------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

Area Code and Telephone Number:
-------------------------------------------------------------------------------

Tax Identification or Social Security Nos.:
------------------------------------------------------------------------

Signature(s) Guaranteed:
--------------------------------------------------------------------------------
                                         (SEE INSTRUCTION 7)

IN ORDER TO AVOID BACKUP WITHHOLDING, A TENDERING SHAREHOLDER MAY ALSO NEED TO COMPLETE AND SIGN PAGE 7 OF THIS LETTER OF TRANSMITTAL.

                         SPECIAL DELIVERY INSTRUCTIONS
                              (SEE INSTRUCTION 6)

     To be completed ONLY if the check for payment of Common Shares purchased or certificates for unpurchased Common Shares are to be mailed to an address other than that shown on page 1.

Name:
-------------------------------------------------
                                 (PLEASE PRINT)

Address:
-----------------------------------------------

---------------------------------------------------------
                               (INCLUDE ZIP CODE)

                             SPECIAL PAYMENT AND/OR
                           REGISTRATION INSTRUCTIONS
                              (SEE INSTRUCTION 6)

     To be completed ONLY if the check for payment of Common Shares purchased or certificates for unpurchased Common Shares are to be issued or registered in the name of and mailed to someone other than as shown on page 1.

Name:
-------------------------------------------------
                                 (PLEASE PRINT)

Address:
-----------------------------------------------

---------------------------------------------------------
                               (INCLUDE ZIP CODE)

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER.

     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES FOR COMMON
SHARES. This Letter of Transmittal or a facsimile hereof, properly completed and duly executed (with signatures guaranteed), must be used in connection with a tender of Common Shares and must be actually received by the Corporation at the address set forth above on or before the Expiration Date. If tendered Common Shares are registered in different ways on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR COMMON SHARES AND OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. THE CORPORATION RECOMMENDS THAT, IF STOCK CERTIFICATES ARE SENT BY MAIL, DELIVERY BE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPER INSURANCE.

     2. DESIGNATION OF PRICE AT WHICH COMMON SHARES ARE BEING TENDERED. For Common Shares to be properly tendered, the shareholder must check the box on page 2 indicating the minimum price per Common Share at which he or she is tendering Common Shares under "Designation of Price (in Dollars) Per Common Share at Which Common Shares Are Being Tendered" on this Letter of Transmittal. ONLY ONE BOX MAY BE CHECKED UNDER THAT CAPTION. IF MORE THAN ONE BOX IS CHECKED, THERE IS NO VALID TENDER OF COMMON SHARES. FAILURE TO CHECK ANY BOX WILL BE DEEMED TO CONSTITUTE A TENDER AT $48.00 PER COMMON SHARE. A shareholder wishing to tender Common Shares at different prices must complete a separate Letter of Transmittal for each price at which he or she wishes to tender Common Shares. The same Common Shares cannot be tendered at more than one price.

     3. PARTIAL TENDERS. If you want to tender fewer than all of the Common Shares evidenced by any certificate enclosed herewith, the number of Common Shares that you want to tender represented by such certificate must be entered on the appropriate line on page 1 under "Number of Common Shares Tendered" opposite the appropriate certificate number. A new certificate for the remainder of the Common Shares which were evidenced by such certificate(s) delivered herewith will be sent to the registered holder, unless otherwise provided in the Special Delivery Instructions on page 6, no later than 30 days after the expiration of the Offer. All Common Shares represented by certificates listed on page 1 are deemed to have been tendered unless otherwise indicated.

     4. ODD LOTS. As described in Section 1 of the Offer to Purchase, if the Corporation purchases less than all Common Shares tendered before the Expiration Date because more than 200,000 Common Shares or such larger number as the Corporation (may elect pursuant to the Offer) are tendered, the Common Shares purchased first will consist of all Common Shares tendered by any shareholder who owned beneficially, as of the close of business on July 7, 1997 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Common Shares and who tenders all of his or her Common Shares at a single minimum price at or below the Purchase Price. This preference will not be available unless the box captioned "Odd Lots" on page 2 is completed.

     5. SIGNATURES, STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the certificates transmitted hereby, such signatures must correspond exactly with the name(s) of such registered holder(s) as they appear on the face of each such certificate, without any alteration or change whatsoever. All signatures must be guaranteed by an Eligible Institution (as defined in Instruction 7).

     If any certificate transmitted hereby is registered in the names of two or more holders, all such holders must sign this Letter of Transmittal.

     When the Letter of Transmittal is properly signed by the registered holder(s) of the certificate(s) transmitted thereby, no endorsements of such certificate(s) or separate stock power(s) are required. If, however, the check for the purchase price for Common Shares purchased is to be made payable and sent to a person other than the registered holder(s), then endorsement of the transmitted certificates or a separate stock power signed by the registered holder(s) of such certificate is required. Signatures on such certificates or stock powers and on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined in Instruction 7).

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificates transmitted hereby, each such certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the face of such certificates, without any alteration or change whatsoever. Signatures on such certificates or stock powers and on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined in Instruction 7).

     If this Letter of Transmittal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, partner of a partnership or any other person acting in a fiduciary or representative capacity, each such person should so indicate when signing, and must deliver to the Corporation proper evidence satisfactory to the Corporation of his or her authority so to act.

     6. SPECIAL DELIVERY OR PAYMENT INSTRUCTIONS. If the check for the Purchase Price of the Common Shares purchased or the certificate for Common Shares not accepted because of proration is to be sent to an address, or is to be issued to a person and sent to an address, different from the registered holder and the address as shown at page 1 of this Letter of Transmittal in the section marked "Name(s) and Address(es) of Registered Holder(s)," please complete the "Special Delivery Instructions" or the "Special Payment and/or Registration Instructions," as applicable, on page 4.

     7. GUARANTEE OF SIGNATURES. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, trust company, savings bank or savings association having an office, branch or agency in the United States (each being herein referred to as an "Eligible Institution") in accordance with applicable law and with the Securities Transfer Agents Medallion Program (STAMP) operated by Keymark Financial Services, Inc.

     8. STOCK TRANSFER TAXES. The Corporation will pay all stock transfer taxes, if any, payable as a result of the transfer of purchased Common Shares to the Corporation pursuant to the Offer. However, the Corporation will not pay stock transfer taxes payable as a result of a transfer of Common Shares to any other person or entity prior to or in connection with a tender of the Common Shares to the Corporation. If payment is to be made to a person other than the registered holder, or new share certificates are to be registered in the name of any person other than the person signing this Letter of Transmittal, all stock transfer tax stamps required (except as a result of the transfer of purchased Common Shares to the Corporation), if any, must be affixed to the certificates or evidence satisfactory to the Corporation of the payment of or exemption from such tax must be submitted herewith. If such stamps are not affixed, or such other evidence is not submitted to the Corporation with this Letter of Transmittal, the amount of such stock transfer tax may be deducted from the Purchase Price payable by the Corporation.

     9. INADEQUATE SPACE. If the space provided on page 1 is inadequate, the additional share certificate numbers and related number of Common Shares tendered with this Letter of Transmittal should be listed on a separate, signed schedule affixed hereto.

     10. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any tender of Common Shares will be determined by the Corporation, which determinations shall be final and binding. The Corporation reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of the Corporation's counsel, be unlawful. The Corporation also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Corporation's interpretations of the terms and conditions of the Offer (including these Instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Corporation shall determine. The Corporation shall not be obligated to give notice of defects or irregularities in tenders, nor shall it incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

     11. ADDITIONAL COPIES. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Corporation at the address set forth in Instruction 12.

     12. QUESTIONS. Any questions concerning the tender of Common Shares under this Letter of Transmittal may be directed to:

                                SCOPE INDUSTRIES
                       233 Wilshire Boulevard, Suite 310
                         Santa Monica, California 90401

                                    Contact:

                               Stock Tender Desk
                                 (310) 458-1574

                           IMPORTANT TAX INFORMATION

     13. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     (a) Backup Withholding. In order to prevent the application of Federal income tax backup withholding on payments that are made to a shareholder with respect to Common Shares purchased pursuant to the Offer, each shareholder of record (or each owner of Common Shares, if other than the shareholder of record, hereinafter also referred to as "Shareholder") must, unless an exemption applies, provide the Corporation with such Shareholder's taxpayer identification number on the Substitute Form W-9 set forth on this Letter of Transmittal and certify under penalties of perjury that such number is correct. If the Shareholder is an individual, the taxpayer identification number is his or her Social Security Number. If the Corporation is not provided with the correct taxpayer identification number, the Shareholder may be subject to penalties imposed by the Internal Revenue Service.

     If backup withholding applies, the Corporation is required to withhold 31% of any payments made to the Shareholder. Backup withholding is not an additional tax. Rather, the amount withheld is applied to the taxpayer's Federal income tax liability. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

     Certain Shareholders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. To qualify as an exempt recipient on the basis of foreign status, a foreign Shareholder must submit to the Corporation a statement, signed under penalty of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Corporation. A Shareholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding and reporting requirements and the procedure for obtaining an exemption.

     (b) Withholding of Tax on Certain Foreign Persons. Under Federal income tax law, the Corporation is required to withhold a tax on certain types of payments made to a nonresident alien individual, foreign partnership or foreign corporation. In certain situations, a Shareholder may be exempt from withholding. A Shareholder should consult his or her tax advisor as to his or her qualification for exemption from these withholding requirements and the procedure for obtaining an exemption.
--------------------------------------------------------------------------------

                         PAYER'S NAME: SCOPE INDUSTRIES

--------------------------------------------------------------------------------
             SUBSTITUTE             PART 1 -- PLEASE PROVIDE YOUR TIN IN                         SOCIAL SECURITY NUMBER
                                    THE BOX AT RIGHT AND CERTIFY BY
              FORM W-9              SIGNING AND DATING BELOW                                               OR
                                                                                             EMPLOYER IDENTIFICATION NUMBER
                                    --------------------------------------------------------------------------------------------
     DEPARTMENT OF THE TREASURY     PART 2 -- CHECK THE BOX IF YOU ARE NOT SUBJECT TO BACKUP withholding because (1) you have
      INTERNAL REVENUE SERVICE      not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that
                                      you are no longer subject to backup withholding.                                       [ ]
                                    --------------------------------------------------------------------------------------------

                                    CERTIFICATION -- UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT
                                      THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT, AND
    PAYER'S REQUEST FOR TAXPAYER      COMPLETE.                                                                PART 3
    IDENTIFICATION NUMBER (TIN)        SIGNATURE ----------------------- DATE  , 199-----                AWAITING TIN  [ ]

--------------------------------------------------------------------------------

     NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

     IMPORTANT: This Letter of Transmittal must be RECEIVED by the Corporation on or prior to the Expiration Date.

                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK

                                       OF

                                SCOPE INDUSTRIES

     AS SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE, THIS FORM OR A FACSIMILE OF IT MUST BE USED TO ACCEPT THE OFFER (AS DEFINED BELOW) IF:

     (a) certificates for Common Stock, no par value (the "Shares") of Scope Industries, a California corporation (the "Company"), are not immediately available; or

     (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

     (c) time will not permit the Letter of Transmittal or other required documents to reach the Company referred to below before the Expiration Date (as defined in Section 1 of the Offer to Purchase referred to below).

     This form or a facsimile of it, signed and properly completed may be delivered by hand or transmitted by telegram, facsimile transmission or mail, to the Company by the Expiration Date (as defined in the Offer to Purchase). See
Section 3 of the Offer to Purchase.

     TO: SCOPE INDUSTRIES
        233 Wilshire Boulevard, Suite 310
        Santa Monica, California 90401
        Telephone:  (310) 458-1574
        Facsimile:   (310) 451-5371

     DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN THE ONE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE VALID DELIVERY. THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Scope Industries, a California corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to conditions set forth in the Company's Offer to Purchase, dated July 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged,_______ Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
                         ------------------------------

                PRICE (IN DOLLARS) PER SHARE OF COMMON STOCK AT
                WHICH SHARES OF COMMON STOCK ARE BEING TENDERED
                         ------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR
                              EACH PRICE SPECIFIED
                         ------------------------------

                              CHECK ONLY ONE BOX.
                 IF MORE THAN ONE BOX OR IF NO BOX IS CHECKED,
              THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK
                         ------------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY STOCKHOLDER
                         ------------------------------

             [ ]  $48.00          [ ]  $49.50          [ ]  $51.00
             [ ]  $48.50          [ ]  $50.00          [ ]  $51.50
             [ ]  $49.00          [ ]  $50.50          [ ]  $52.00

--------------------------------------------------------------------------------
                                    ODD LOTS

                (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

     To be completed ONLY if Shares are being tendered by or on behalf of a Person owning beneficially, as of July 7, 1997, an aggregate of fewer than 100 Shares, and will continue to be the beneficial owner of such Shares at the Expiration Date.

     THE UNDERSIGNED EITHER (CHECK ONE BOX):

     [ ] was the beneficial owner as of July 7, 1997 of an aggregate of fewer than 100 Shares, and will continue to be the beneficial owner of such Shares at the Expiration Date, all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that:

         (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

         (b) believes, based upon representations made to it by such beneficial owners, that each such Person was the beneficial owner as of July 7, 1997 of an aggregate of fewer than 100 Shares, and is tendering all of such Shares.

         In addition, the undersigned is tendering Shares either (check one box):

     [ ] at the Purchase Price (as defined in the Offer), as the same shall be determined by the Company in accordance with the terms of the Offer (person checking this box need not indicate the price per Share above); or

     [ ] at the price per share of Common Stock indicated above under "Price (in
         Dollars) Per Share of Common Stock at Which Shares of Common Stock Are Being Tendered" on this Notice of Guaranteed Delivery.

--------------------------------------------------------------------------------

Number of Shares:_______________________________________________________________

Certificate Nos. (if available):________________________________________________

If Shares will be delivered by book-entry transfer:_____________________________

Name of Tendering Institution:__________________________________________________

Account No._____________________________________________________________________

At the Depository Trust Company

------------------------------------------------------        ------------------------------------------------------
(Signature(s))                                                (Name(s)) (Please Print)

------------------------------------------------------        ------------------------------------------------------
(Signature(s))                                                (Name(s)) (Please Print)

------------------------------------------------------        ------------------------------------------------------
(Address)                                                     (Area Code and Telephone No.)

------------------------------------------------------        ------------------------------------------------------
(Address)                                                     (Zip Code)

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the Stock Transfer Association's approved medallion program (such as STAMP, SEMP or MSP) or which is a commercial bank or trust company having an office, branch or agency in the United States, guarantees (i) that the above-named person(s) own(s) the Shares tendered hereby within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934, as amended,
(ii) that such tender of Shares complies with Rule 13e-4, and (iii) to deliver to the Company, at its address set forth above, Share certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Company's account at The Depository Trust Company; in each case with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed and any other required documents, all within three American Stock Exchange trading days of the date hereof.

                                          --------------------------------------
                                          Name of Firm

                                          --------------------------------------
                                          Authorized Signature

                                          --------------------------------------
                                          Name

                                          --------------------------------------
                                          Title

                                          --------------------------------------
                                          Address

                                          --------------------------------------
                                          Zip Code

                                          --------------------------------------
                                          (Area Code and Telephone No.)

Dated:
------------------------------, 1997

                                SCOPE INDUSTRIES

                OFFER TO PURCHASE FOR CASH UP TO 200,000 SHARES
                  OF ITS COMMON STOCK AT A PURCHASE PRICE NOT
                  GREATER THAN $52 NOR LESS THAN $48 PER SHARE

TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase dated July 14, 1997 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Scope Industries, a California corporation (the "Company"), to purchase up to 200,000 shares of its Common Stock, no par value (the "Shares"), to the Company at a price, not greater than $52 nor less than $48 per Share, upon the terms and subject to the conditions set forth in the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share, not greater than $52 nor less than $48 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for the Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by shareholders tendering Shares. The Company will select the lowest Purchase Price that will allow it to buy 200,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at a price not greater than $52 nor less than $48 per Share pursuant to the Offer. All Shares properly tendered prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price upon the terms and subject to the conditions of the Offer, including the proration terms and odd lot tender provisions described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date, more than 200,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) whose Shares are properly tendered at or below the Purchase Price (and not withdrawn) and then on a pro rata basis from all other shareholders whose Shares are properly tendered at or below the Purchase Price (and not withdrawn). See Introduction and Section 1 of the Offer to Purchase.

     WE ARE THE OWNER OF RECORD OF SHARES OF COMMON STOCK HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES OF COMMON STOCK, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY. YOU CANNOT USE IT TO TENDER SHARES OF COMMON STOCK WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender Shares at prices not greater than $52 nor less than $48 per Share, as indicated in the attached Instruction Form, net to you in cash.

          2. You may designate the priority in which your Shares shall be purchased in the event of proration.

          3. The Offer, proration period and withdrawal rights will expire at midnight, Los Angeles time, on August 31, 1997, unless the Company extends the Offer.

          4. The Offer is for 200,000 Shares, constituting approximately 17.2% of the Company's outstanding Shares as of June 30, 1997.

          5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 8 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          6. If you beneficially hold, as of the Expiration Date, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

          7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate instructions on your behalf for each price you will accept.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Information Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, LOS ANGELES TIME, AUGUST 31, 1997, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if at the Expiration Date more than 200,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

          (a) first, all Shares properly tendered at or below the Purchase Price prior to the Expiration Date and not withdrawn (by any Odd Lot Owner as defined in Offer to Purchase) who:

             (i) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

             (ii) completes the section entitled Odd Lots on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) second, after purchase of all the foregoing Shares, all other Shares properly tendered at or below the Purchase Price, before the Expiration Date (and not withdrawn) on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

     The Company will not accept tenders by, or on behalf of, holders of Shares in any jurisdiction in which the acceptance of the Offer would not comply with the laws of such jurisdiction. In any jurisdiction in which the securities or Blue Sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                      INSTRUCTION FORM WITH RESPECT TO THE

                                SCOPE INDUSTRIES
                OFFER TO PURCHASE FOR CASH UP TO 200,000 SHARES
                  OF ITS COMMON STOCK AT A PURCHASE PRICE NOT
                  GREATER THAN $52 NOR LESS THAN $48 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 11, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer of Scope Industries, a California corporation (the "Company"), to purchase up to 200,000 shares of its Common Stock, no par value (the "Shares" or the "Common Stock"), by the Company at a price, not greater than $52 nor less than $48 per Share, upon the terms and subject to the conditions of the Offer.

     The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share, not greater than $52 nor less than $48 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for the Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by shareholders tendering Shares. The Company will select the lowest Purchase Price that will allow it to buy 200,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at a price not greater than $52 nor less than $48 per Share pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration terms and odd lot tender provisions described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[ ] By checking this box, all Shares held by us for your account, including fractional Shares, will be tendered.

    If fewer than all Shares are to be tendered, please indicate the aggregate number of Shares to be tendered by us.

                        ------------------------ Shares*
---------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                    ODD LOTS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

[ ] By checking this box, the undersigned represents that the undersigned was the beneficial record owner on the Expiration Date (as defined in Section 1 of the Offer to Purchase), of an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

    In addition, the undersigned is tendering Shares either (check one box):

[ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ] at the price per Share indicated below under Price (in Dollars) per Share of Common Stock at which Shares of Common Stock Are Being Tendered on this Instruction Form.

                         ------------------------------

                PRICE (IN DOLLARS) PER SHARE OF COMMON STOCK AT
                WHICH SHARES OF COMMON STOCK ARE BEING TENDERED

                         ------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                      USE A SEPARATE INSTRUCTION FORM FOR
                              EACH PRICE SPECIFIED

                         ------------------------------

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
              THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK

                         ------------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

                         ------------------------------

             [ ]  $48.00          [ ]  $49.50          [ ]  $51.00
             [ ]  $48.50          [ ]  $50.00          [ ]  $51.50
             [ ]  $49.00          [ ]  $50.50          [ ]  $52.00

                                 SIGNATURE BOX

Signature(s):___________________________________________________________________

Dated:__________________________________________________________________________

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Account Number:_________________________________________________________________

Area Code and Telephone No.:____________________________________________________

Taxpayer Identification or Social Security Number:______________________________